FIRST AMENDMENT TO
              THE ANNTAYLOR STORES CORPORATION
                    1992 STOCK OPTION AND
            RESTRICTED STOCK AND UNIT AWARD PLAN,
       AS AMENDED AND RESTATED AS OF FEBRUARY 23, 1994


     The AnnTaylor Stores Corporation 1992 Stock Option and
Restricted Stock and Unit Award Plan, as amended and restated as of February 23, 1994 (the "Plan"), is hereby amended, effective as of February 20, 1997, subject to the approval of stockholders, as set forth below.

     1. The first clause of the second sentence of Section 5 of the Plan is hereby amended and restated in its entirety as follows:

          The aggregate number of shares of Common Stock as to which Options may be granted from time to time under this Plan shall not exceed 3,100,000.

     2. The last sentence of the first paragraph of Section 5 is hereby amended and restated in its entirety as follows:

          No single employee may be granted Options covering more than 400,000 shares of Common Stock, or Restricted Stock Awards or Restricted Unit Awards (constituting performance based compensation within the meaning of
     Section 162(m) of the Code) covering more than 50,000 shares of Common Stock, (subject to any adjustments pursuant to Section 6(i) below) during any fiscal year of the Company.

     Except as set forth above, the Plan is hereby ratified and affirmed in all respects.